UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): December 14, 2005

BANKUNITED FINANCIAL CORP

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-13921

FL	650377773
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 Alhambra Circle

Coral Gables, FL 33134

(Address of Principal Executive Offices, Including Zip Code)

305-569-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 14, 2005 the Compensation Committee approved a change to the annual compensation of Alfred R. Camner, Chairman and CEO, effective October 1, 2005. The CEO will receive an annual base salary of $375,000 from the effective date through December 31, 2005 and an annual base salary of $475,000 from January 1, 2006 through September 30, 2006. The Committee also extended, through fiscal 2006, the provisions of the CEO’s agreement which provide for an opportunity to earn additional cash compensation on a quarterly basis, upto an aggregate of $700,000 to $1 million for the fiscal year, if pre-established performance goals set by the Compensation Committee for the Company’s performance are met.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORP

Date: December 20, 2005.	By:	/s/ Humberto L. Lopez
Humberto L. Lopez
Senior Executive Vice President and Chief Financial Officer